Exhibit 3.1

Articles Of Amendment

Business Corporations Act

Section 29 or 177

1.	Name of Corporation	2. Corporate Access Number

Gravis Oil Corporation	2013809278

3.        THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

1.	Pursuant to Section 173(1)(a) of the Business Corporations Act (Alberta), Item 1 of the Articles of the Corporation be and is hereby amended to read:

“1. Name of Corporation

Petro River Oil Corp.”

/s/ James P. O’Sullivan	James P. O’Sullivan	Sept. 7, 2012
Authorized Signature	Name of Person Authorizing (please print)	Date

N/A	Solicitor
Identification	Title (please print)
(not applicable for societies)

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Box 3140, Edmonton, Alberta T5J 2G7, (780) 427- 7013.

REG 3054 (2003/05)